UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - February 8, 2015

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508    13-3458955
(Commission File Number)    (IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 8, 2015, management concluded and the Audit Committee of the Board of Directors of IEC Electronics Corp. (the “Company”) concurred that the previously issued consolidated financial statements covering the Company’s fiscal year ended September 30, 2014 (“FY 2014”), the consolidated financial statements for the fiscal quarters ended March 28, 2014 (“Q2-2014”), and June 27, 2014 (“Q3-2014”), (collectively, the “Restated Periods”), require restatement and should no longer be relied upon. These financial statements contained an error in the valuation allowance on deferred income tax assets. We currently estimate the error will result in an understatement of income tax expense and overstatement of deferred income tax assets during Q2-2014 of approximately $14.0 million. We currently estimate income tax expense was overstated and deferred income tax assets were understated by $3.0 thousand and $1.8 million in Q3-2014 and Q4-2014, respectively. For the fiscal year ended September 30, 2014, we currently estimate income tax expense was understated and deferred income tax assets were overstated by approximately $12.3 million. The Company estimates that adjustment of its consolidated financial statements for the Restated Periods to correct the error (the “Adjustments”) will likely result in approximately the following amounts (in thousands, except per share data):

Provision For/(Benefit From) Income Taxes

	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	$(362)	$3	$1,597	$621
Adjustment	$14,019	$(3)	$(1,758)	$12,258
Restated	$13,657	$—	$(161)	$12,879

Net Income/(Loss)

	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	$(569)	$22	$(446)	$(2,092)
Adjustment	$(14,019)	$3	$1,758	$(12,258)
Restated	$(14,588)	$25	$1,312	$(14,350)

Diluted Earnings per Share*

	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	$(0.06)	$—	$(0.05)	$(0.21)
Adjustment	$(1.43)	$—	$0.18	$(1.25)
Restated	$(1.48)	$—	$0.13	$(1.46)
* Quarterly As Reported plus Adjustment amounts are rounded separately to the nearest cent, and as a result the sum of these amounts may not equal the Restated amount. In addition, quarterly per-share amounts are rounded separately to the nearest cent, and as a result the sum of the quarterly amounts may not equal the computed per-share amount for the full year.

Revenues and income/(loss) before income taxes as previously reported will not be impacted by the Adjustments. The Adjustments also will not impact the Company’s liquidity, cash flow from operations or other cash position. Should the Company have taxable income in the future, the deferred taxes assets, including net operating losses, would be available to offset future tax liability.

The Company does not believe that the Adjustments for the periods described above will cause the Company to violate the covenants related to minimum quarterly EBITDARS, maximum Debt to EBITDARS Ratio and minimum Fixed Charge Coverage Ratio contained and defined in its Fourth Amended and Restated Credit Facility Agreement (“Credit Agreement”) with Manufacturers and Traders Trust Company (“M&T”). The Company will be unable to file its Form 10-Q for the fiscal quarter ended December 26, 2014 until the restatement is completed. The failure by the Company to provide financial statements prepared in accordance with generally accepted accounting principles for the Restated Periods and the late filing of the Form 10-Q for the fiscal quarter ended December 26, 2014, does constitute a default under the Credit Agreement. M&T has provided the Company with a waiver of these defaults.

The restatement of the consolidated financial statements will be implemented as follows. The Company intends to amend its Annual Report on Form 10-K for FY 2014 to restate the Company’s consolidated financial statements for FY 2014 as well as for Q2-2014 and Q3-2014 (the “Interim 2014 Statement Periods”) to reflect the Adjustments applicable to each of those periods. A footnote to the restated FY 2014 consolidated financial statements to be contained in the amended Form 10-K for FY 2014 will contain a more detailed description of the impact of the accounting error in each of the Interim 2014 Statement Periods. The Company does not plan to file amendments to its Quarterly Reports on Form 10-Q for the Interim 2014 Statement Periods. Accordingly, the Company cautions investors that certain information contained in the Quarterly Reports on Form 10-Q previously filed for the Interim 2014 Statement Periods, specifically the consolidated financial statements contained in those reports and the information derived therefrom, should no longer be relied upon.

In addition, the Company’s Quarterly Reports on Form 10-Q during the remainder of its 2015 fiscal year will restate the comparable prior year quarterly information.

As a result of the matters described above, management has concluded that there was a material weakness in the Company’s internal control over financial reporting during FY 2014. Management will revise its conclusions as to the effectiveness of the Company’s internal controls during the Restated Periods in the Form 10-K amendments described above. Management has identified steps it believes are necessary to remediate the material weakness and discussed them with the Audit Committee, and is in the process of developing a remediation plan, which will be discussed in the amended Form 10-K. Management believes implementation of the remediation plan will be underway by the time the Quarterly Report on Form 10-Q for the quarter ended December 26, 2014 is filed.

Management and the Audit Committee have discussed the full valuation allowance on deferred tax assets described herein with Crowe Horwath LLP, the Company’s current independent registered public accounting firm. EFP Rotenberg, LLP, the Company's independent registered public accounting firm for the fiscal year ended September 30, 2014, disagrees with the Company's conclusion described herein. The Company is consulting with the Office of the Chief Accountant of the U. S. Securities and Exchange Commission regarding its interpretation of the authoritative guidance as it relates to the above matters.

Item 7.01 Regulation FD Disclosure

On February 9, 2015 the Company issued a press release announcing the filing of this Current Report on Form 8-K. A copy of the press release is being furnished as as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 16.1    Letter from EFPR Rotenberg, LLP dated February 9, 2015
Exhibit 99.1     Press Release issued by IEC Electronics Corp. on February 9, 2015

Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibit of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

Forward-looking Statements

This Current Report on Form 8-K, including the Exhibit incorporated herein, contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events.  Forward-looking statements in this filing include those regarding: (a) the Company’s financial statements; (b) adjustments to the Company’s periodic reports, restatements of prior period financial statements; (c) the timing of remediation activities related to the material weaknesses in the Company’s internal controls over financial reporting; and (d) the expected impact of the restatement on available borrowings. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Factors that could cause actual future results and the Adjustments’

quantitative effect to differ from those estimated within this filing include, among others, the risk that additional information may arise during the completion of the Company’s work on the restatement, the Company’s independent auditor’s review of the restated financial statements, the Company’s ability to successfully remediate identified control deficiencies, M&T not waiving any defaults caused by the Adjustments, litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, other subsequent events, as well as other factors described elsewhere in this Form 8-K and in the Company’s Annual Report on Form 10-K under the heading “Risk Factors” under Item 1A, for the fiscal year ended September 30, 2014 and other filings with the Securities and Exchange Commission.

All forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K. The Company does not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which it hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and the Company cannot predict these events or how they may affect it. When considering these risks, uncertainties and assumptions, you should keep in mind the cautionary statements contained in this Form 8-K and any documents incorporated herein by reference. You should read this Form 8-K and the documents that the Company incorporates by reference into this Form 8-K completely and with the understanding that the Company’s actual future results may be materially different from what it expects. All forward-looking statements attributable to the Company are expressly qualified by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	February 9, 2015	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer